As filed with the Securities and Exchange Commission on January 9, 2006

Registration No. __________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________

 Sun Healthcare Group, Inc.
 (Exact Name of Registrant as Specified in Its Charter)
___________________

Delaware	85-0410612
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

18831 Von Karman, Suite 400
Irvine, California 92612
(Address, Including Zip Code, of Principal Executive Offices)
___________________

Peak Medical Corporation 1998 Stock Incentive Plan
(Full Title of the Plan)
___________________

Michael Berg, Esq.
Sun Healthcare Group, Inc.
101 Sun Avenue NE
Albuquerque, New Mexico 87109
(505) 821-3355
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

COPY TO:

Richard A. Boehmer, Esq.
O'Melveny & Myers LLP
400 S. Hope Street, 18th Floor
Los Angeles, California 90071

___________________

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, $0.01 par value per share	103,834(1) Shares	$6.60(2)	$685,304.40(2)	$80.66(2)

(1)

This Registration Statement covers, in addition to the number of shares of Sun Healthcare Group, Inc., a Delaware corporation (the "Company"), common stock, par value $0.01 per share (the "Common Stock"), stated above, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares that may be offered or issued pursuant to the Peak Medical Corporation 1998 Stock Incentive Plan (the "Plan") as a result of one or more adjustments under the Plan in connection with one or more stock splits, stock dividends or similar transactions.

(2)

Pursuant to Securities Act Rule 457 (c) and (h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on December 30, 2005 [no more than five days prior to the date of filing], as quoted on the Nasdaq National Market.

The Exhibit Index for this registration statement is at page 9.

EXPLANATORY NOTE

          Sun Healthcare Group, Inc. (the "Company") is filing this Registration Statement on Form S-8 in connection with the options granted under Peak Medical Corporation's ("Peak") 1998 Stock Incentive Plan that the Company, pursuant to that Agreement and Plan of Merger dated May 16, 2005, as amended, by and among the Company, Pinnacle Acquisition Corp., Peak and the Stockholders of Peak, assumed upon the closing of the acquisition of Peak on December 9, 2005, whereby Peak became a direct wholly owned subsidiary of the Company.

PART I

INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS

          The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.          Incorporation of Certain Documents by Reference

          The following documents of the Company filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

(a)	The Company's Annual Report on Form 10-K for its fiscal year ended December 31, 2004;

(b)	The Company's Quarterly Reports on Forms 10-Q for its fiscal quarters ended March 31, 2005, June 30, 2005 and September 30, 2005;

(c)

The Company's Current Reports on Forms 8-K filed with the Commission on March 8, 2005, March 14, 2005, March 15, 2005, March 28, 2005, April 14, 2005, May 17, 2005, May 19, 2005, June 28, 2005, August 12, 2005, September 1, 2005, September 15, 2005, November 17, 2005, November 30, 2005, December 1, 2005, December 7, 2005, December 15, 2005, and December 23, 2005; and

(d)

The description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on March 6, 2002, and any other amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.          Description of Securities

          The Company's Common Stock is registered pursuant to Section 12 of the Exchange Act.  Therefore, the description of securities is omitted.

Item 5.          Interests of Named Experts and Counsel

          Not applicable.

Item 6.          Indemnification of Directors and Officers

          As authorized by Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), the Company's Restated Certificate of Incorporation (the "Certificate") provides that a director of the Company will not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption for liability or limitation thereof is not permitted under the DGCL. The DGCL provides that the liability of a director may not be limited (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for liability for payments of dividends of stock purchased or redemptions in violation of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

          While the Certificate provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, the Certificate will have no effect on the availability of equitable remedies, such as an injunction or rescission based on a director's breach of such director's duty of care.

          In addition, the Company's bylaws (the "Bylaws") provide that the Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "Covered Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director of the Company or an officer of the Company elected by the Board of Directors or, while a director of the Company or an officer of the Company elected by the Board of Directors, is or was serving at the request of the Company as a director, officer, employee or agent of another company or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in the Bylaws, the Company shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized by the Board of Directors of the Company.

          The Company entered into Expense Indemnification Agreements with two of its current officers and certain former officers and directors. The agreements require the Company to indemnify such persons against expenses actually and reasonably incurred by them under certain circumstances set forth therein. No current directors or executive officers of the Company are covered by such agreements.

          The Company maintains directors' and officers' liability insurance policies insuring directors and officers of the Company for certain covered losses as defined in the policies.

          The above discussion of the Company's corporate documents is not intended to be exhaustive and is qualified in its entirety by the Company's corporate documents.

Item 7.          Exemption from Registration Claimed

          Not applicable.

Item 8.          Exhibits

          See the attached Exhibit Index at page 9, which is incorporated herein by reference.

Item 9.          Undertakings

(a)          The undersigned registrant hereby undertakes:

                          (1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                    (i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;

                                    (ii)     To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement); and

                                   (iii)     To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                    (2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b)      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to

Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on January 3, 2006.

By: /s/ Richard K. Matros
Richard K. Matros
Chairman of the Board and
Chief Executive Officer

POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints Richard K. Matros, L. Bryan Shaul and Michael T. Berg, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard K. Matros Richard K. Matros	Chairman and Chief Executive Officer (Principal Executive Officer)	January 3, 2006

/s/ L. Bryan Shaul L. Bryan Shaul	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 3, 2006

/s/ Jennifer L. Botter Jennifer L. Botter	Senior Vice President and Corporate Controller (Principal Accounting Officer)	January 3, 2006

/s/ Gregory S. Anderson Gregory S. Anderson	Director	January 3, 2006

/s/ Tony M. Astorga Tony M. Astorga	Director	January 6, 2006

Christian K. Bement	Director

/s/ Michael J. Foster Michael J. Foster	Director	January 4, 2006

/s/ Barbara B. Kennelly Barbara B. Kennelly	Director	January 6, 2006

/s/ Steven M. Looney Steven M. Looney	Director	January 4, 2006

/s/ Keith W. Pennell Keith W. Pennell	Director	January 3, 2006

/s/ Milton J. Walters Milton J. Walters	Director	January 3, 2006

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.1	Peak Medical Corporation 1998 Stock Incentive Plan.

5.1	Opinion of O'Melveny & Myers LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of KPMG LLP.

23.3	Consent of O'Melveny & Myers LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in this registration statement under "Signatures").